UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): March 2, 2004

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION

             (Exact name of Registrant as specified in its charter)


                           Delaware 0-26224 51-0317849
    (State or other jurisdiction of (Commission File Number) (I.R.S. Employer incorporation or organization) Identification No.)
                              311 Enterprise Drive
                              Plainsboro, NJ 08536
               (Address of principal executive offices) (Zip Code)
                                 (609)-275-0500
              (Registrant's telephone number, including area code)
                                 Not Applicable
          (Former name or former address, if changed since last report)

                             Item 5. Other Events.

On March 2, 2004, the Company's Board of Directors authorized the Company to repurchase up to an additional 1.5 million shares of our common stock for an aggregate purchase price not to exceed $40.0 million. We may repurchase shares under this program through March 2005 either in the open market or in privately negotiated transactions.

During 2003 and 2002, respectively, we repurchased approximately 1.5 million and 100,000 shares of our common stock under previously authorized share repurchase programs. The repurchase during 2003 occurred contemporaneously with the issuance of $120 million aggregate principal amount of convertible subordinated notes.

                                Item 7. Exhibits

                                      None

                                                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



             INTEGRA LIFESCIENCES HOLDINGS CORPORATION


Date: March 8, 2004                   By: /s/ Stuart M. Essig
                                          -----------------------------
                                          Stuart M. Essig
                                          President and Chief Executive Officer